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EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, Peter G. Leemputte, Chief Financial Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company's Annual Report on Form 10-K for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company's Annual Report on Form 10-K for the year ended December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date: February 17, 2012	/s/ PETER G. LEEMPUTTE Peter G. Leemputte Executive Vice President and Chief Financial Officer

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  EXHIBIT 32.2
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code